                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Income Funds - Smith Barney Dividend and Income Fund (the "Registrant"), each certify to the best of his knowledge that:

  1. The Registrant's periodic report on Form N-CSR for the period ended January 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

 2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                    Chief Financial Officer
Smith Barney Income Funds -                Smith Barney Income Funds -
Smith Barney Dividend and Income Fund      Smith Barney Dividend and Income Fund


/s/ R. Jay Gerken                          /s/ Richard L. Peteka
---------------------------                ---------------------------
R. Jay Gerken                              Richard L. Peteka
Date: April 2, 2004                        Date: April 2, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.